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Exhibit 5.1

Approved Financial Corp.
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454

         Re:      Approved Financial Corp.
                  Unsecured, Subordinated Certificates of Investment and Unsecured, Adjustable Rate, Subordinated Money Market Accounts Registration Statement on Form S-1

Gentlemen:

         We have acted as counsel to Approved Financial Corp. (the "Company") in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to $50,000,000 in principal amount of unsecured, subordinated certificates of investment and unsecured, adjustable rate, subordinated money market accounts (the "Subordinated Debentures"). The Subordinated Debentures will be issued pursuant to an indenture to be entered into between the Company and U. S. Bank Trust National Association, a national banking association, as trustee (the "Indenture"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. We have also assumed that the Indenture will be in the form filed as an exhibit to the Registration Statement and will have been duly executed and delivered by the Company and U.S. Bank Trust National Association, a national banking association, as trustee. We have relied upon the certificate of the Secretary of Approved Financial Corp. certifying that the resolutions referred to in Exhibit 3 to this opinion were properly authorized and approved by the Board of Directors.

         This opinion is limited to the laws of the State of Virginia and no opinion is expressed as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the Subordinated Debentures that are being offered and sold by the Company pursuant to the Registration Statement, when issued by the Company as contemplated by the Registration Statement and in accordance with the Indenture, will be binding obligations of the Company.

         The opinions expressed herein are qualified in all respects by the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles
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affecting creditors' rights or remedies; and (c) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.

                                   Sincerely,

                                   PAYNE, GATES, FARTHING & RADD, P.C.


                                  EXHIBIT "A"

         1.   The Company's Amended and Restated Articles of Incorporation.

         2.   The Company's Amended and Restated Bylaws.

         3. Resolution of the Board of Directors authorizing and approving the debt offering certified by the Secretary of Approved Financial Corp.

         4.   Form of Indenture filed as an exhibit to the Registration
              Statement.

         5.   The Registration Statement.

         6. Good Standing Certificate from the Secretary of State of the State of Virginia dated November 29, 2000.